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                                                                     Exhibit 21


                  SUBSIDIARY OF CANTERBURY PARK HOLDING CORPORATION


                                                       Jurisdiction of
              Subsidiaries                             Incorporation
              ------------                             ---------------

    Canterbury Park Concessions, Inc.                     Minnesota


The subsidiary is 100%-owned directly by Canterbury Park Holding Corporation. The financial statements of such subsidiary are included in the Consolidated Financial Statements of Canterbury Park Holding Corporation.